     As filed with the Securities and Exchange Commission on October 6, 2006

                                                     Registration No. 333-135476
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-4

                         POST EFFECTIVE AMENDMENT NO. 1

                                       TO

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                                   ----------

                              GLACIER BANCORP, INC.
             (Exact name of registrant as specified in its charter)

           MONTANA                          6022                   81-0579541
(State or other jurisdiction    (Primary standard industrial    (I.R.S. employer
     of incorporation or         classification code number)     identification
        organization)                                                 no.)

            49 COMMONS LOOP, KALISPELL, MONTANA 59901 (406) 756-4200
   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                               MICHAEL J. BLODNICK
                      President and Chief Executive Officer
                                 49 Commons Loop
                            Kalispell, Montana 59901
                                 (406) 756-4200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   ----------

                          Copies of communications to:

                                STEPHEN M. KLEIN
                               KIMBERLY F. STEPHAN
                               Graham & Dunn P.C.
                      Pier 70, 2801 Alaskan Way, Suite 300
                            Seattle, Washington 98121

================================================================================

                      DEREGISTRATION OF UNISSUED SECURITIES

     The Registration Statement of Glacier Bancorp, Inc. ("Glacier") on Form S-4 declared effective on June 29, 2006, Commission File No. 333-135476 (the "Registration Statement"), provided for the issuance of up to 400,000 shares of Glacier's common stock.

     These securities were registered for issuance in accordance with the Plan and Agreement of Merger to acquire First National Bank of Morgan dated December May 31, 2006, (the "Agreement") described in the Registration Statement. Pursuant to the exchange formula in the Agreement, 317,461 shares of Glacier's common stock were exchanged, leaving 82,539 shares registered but unissued. No further securities are to be exchanged pursuant to the Agreement. Accordingly, Glacier hereby deregisters 82,539 shares not exchanged pursuant to the Agreement.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalispell, State of Montana, on October 2, 2006.

                                        GLACIER BANCORP, INC.
                                           (Issuer)


                                        By: /s/ Michael J. Blodnick
                                            ------------------------------------
                                            Michael J. Blodnick
                                            President and Chief Executive
                                            Officer

     Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities indicated on this 2nd day of October 2006.

              SIGNATURE                                   TITLE
              ---------                                   -----
PRINCIPAL EXECUTIVE OFFICER


/s/ Michael J. Blodnick                 President and Chief
-------------------------------------   Executive Officer, Director
Michael J. Blodnick


PRINCIPAL FINANCIAL OFFICER


/s/ James H. Strosahl                   Executive Vice President and
-------------------------------------   Chief Financial Officer
James H. Strosahl                       (Principal Accounting Officer)

*    A Majority of the Board of Directors

John S. MacMillan
James M. English
Jon W. Hippler
L. Peter Larson
Everit A Sliter
Allen J. Fetscher
Craig A. Langel
John W. Murdoch


*By: /s/ Michael J. Blodnick
     --------------------------------
     Michael J. Blodnick
     (Attorney-in-Fact and Designated
     Agent for Service)